Exhibit 99.3
Banc of America Comm. Mtge. 2004-2
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-I
0.00
0.00
0.00
A-1
7,039,598.81
1,358,225.34
69,716,401.19
A-2
0.00
5,550,500.24
236,527,000.00
A-3
0.00
7,651,854.00
283,402,000.00
A-4
0.00
3,479,715.60
125,682,000.00
A-5
0.00
7,759,136.16
254,120,181.00
B
0.00
841,117.04
27,045,564.00
C
0.00
401,925.52
12,811,056.00
D
0.00
765,484.32
24,198,662.00
E
0.00
367,743.76
11,387,606.00
F
0.00
521,096.80
15,657,957.00
G
0.00
348,014.72
9,964,155.00
H
0.00
558,938.80
15,657,958.00
J
0.00
139,384.32
4,270,352.00
K
0.00
185,845.76
5,693,803.00
L
0.00
185,845.76
5,693,803.00
M
0.00
232,307.12
7,117,253.00
N
0.00
92,922.88
2,846,901.00
O
0.00
92,922.88
2,846,901.00
P
0.00
557,227.47
17,081,410.00
R-II
0.00
0.00
0.00
XC
0.00
355,588.15
1,131,720,963.26
XP
0.00
9,095,232.64
1,098,828,366.00
P
0.00
0.00
0.00